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Cane O'Neill Taylor, LLC
                                                       _________________________
Michael A. Cane*          Stephen F.X. O'Neill**       Gary R. Henrie+
Michael H. Taylor***                                   Christine S. Beaman+++

Telephone:  (702) 312-6255
Facsimile:  (702) 944-7100
E-mail:     telelaw@msn.com

2300 West Sahara Avenue
Suite 500 - Box 18
Las Vegas, NV  89102


January  16,  2003


Norcan  Exploration,  Inc.
1081  West  8th  Ave.,  Suite  3
Vancouver,  BC  V6H  1C3


Re: Norcan Exploration, Inc., a Nevada corporation (the "Company") Registration Statement on Form SB-2

Ladies  and  Gentlemen:

We have acted as special counsel to the Company for the preparation of this opinion letter in connection with the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offering of 5,000,000 shares (the "Shares") of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based  upon  the  foregoing,  we  are  of  the  opinion  that  when:

     1.   the  Registration  Statement  becomes  effective;
     2. the subscription proceeds have been paid to the Company by the investors;
     3. the subscriptions have been accepted by the Company and the board of directors have ordered the issuance of the Shares; and
     4. certificates representing the Shares are duly executed, countersigned, registered and delivered;

   *Licensed Nevada, California, Washington and Hawaii State Bars; ** Washington
                         and British Columbia Bars only;
   ***Nevada and British Columbia Bars; + Nevada and Utah State Bars;  ++ Nevada
                          and North Carolina State Bars


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Norcan  Exploration,  Inc.
January  16,  2003
Page  2


the Shares will be duly authorized, validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/  Gary  R.  Henrie
---------------------
Gary  R.  Henrie,  Esq.




We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm under the caption "Experts" in the Registration Statement.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/  Gary  R.  Henrie
---------------------
Gary  R.  Henrie,  Esq.